UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2025

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-01088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD

TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common	KELYA	The Nasdaq Stock Market LLC
Class B Common	KELYB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, Laura Lockhart, Vice President, Chief Accounting Officer, and Corporate Controller of Kelly Services, Inc. (the “Company”), informed the Company of her intention to retire as an officer effective December 31, 2025, or upon the appointment of her successor, if earlier. Ms. Lockhart’s retirement is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting. The Company will initiate a search for Ms. Lockhart’s successor that will include both internal and external candidates. The Company currently expects Ms. Lockhart to continue as an employee of the Company following the appointment of her successor and to assist with the transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: March 10, 2025	/s/ Vanessa Peterson Williams
Vanessa Peterson Williams
Senior Vice President, General Counsel and Secretary